UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2011

PrismOne Group, Inc
(Exact name of registrant as specified in its charter)

Nevada	333-147835	20-8768424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

146 W. Plant Street, Suite 300, Winter Garden, Florida	34787
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 321-292-1000

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 22, 2011, our Board of Directors dismissed Dejoya Griffith & Co., LLC as our independent registered public accounting firm and approved the engagement of the accounting firm of M&K CPAS, PLLC as our new independent registered public accounting firm. None of the reports of Dejoya Griffith & Co., LLC on our financial statements for either of the past two years or any subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the audited financial statements contained in our Form 10-K for the fiscal year ended December 31, 2010 included a going concern qualification in our audited financial statements.

During our two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Dejoya Griffith & Co., LLC whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Dejoya Griffith & Co., LLC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant has requested that Dejoya Griffith & Co., LLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

During the two most recent fiscal years and the interim periods preceding the engagement of M&K CPAS, PLLC, we have not consulted M&K CPAS, PLLC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

SECTION 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers.

On March 22, 2011, we received notice that David Sylvester has resigned from our board of directors, effective immediately. Mr. Sylvester’s resignation was not because of a disagreement with the company.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter of Dejoya Griffith & Co., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PrismOne Group, Inc.

/s/ Samir K. Burshan

Samir K. Burshan,

Chief Executive Officer

Date: March 24, 2011